-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):              October 18, 1996

                                  ------------

                              MONTEREY PASTA COMPANY
                (Exact Name of Registrant as Specified in Charter)

                 DELAWARE                               0-22534-LA                         77-0227341
(State or Other Jurisdiction of Incorporation)    (Commission File Number)    (IRS Employer Identification Number)

                          353 Sacramento Street, Suite 500
                              San Francisco, CA 94111
                       (Address of Principal Executive Offices)


         Registrant's telephone number, including area code: (415) 397-7782


                                    Not Applicable
            (Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

ITEM 4.1
     On October 18, 1996, Deloitte & Touche LLP ("D&T") resigned as independent public accountants for Monterey Pasta Company (the "Company"). D&T's report on the Company's financial statements for 1995 (1) did not contain an adverse opinion or a disclaimer of opinion and (2) was not qualified or modified as to uncertainty, audit scope or accounting principles.

     D&T advised the Company that its recent registration statement on Form S-3, should be amended due to recent changes in management and deterioration of operations. Also the 1995 financial statements incorporated by reference in that registration statement should include subsequent events disclosures, regarding such deterioration in operations and management's plans with respect to these events. D&T will need to evaluate whether or not to modify its report on the 1995 financial statements to refer to possible substantial doubt regarding the company's ability to continue as a going concern. At this time, D&T has not evaluated management's plans and actions concerning changes relating to future business operations.

     There were no disagreements with D&T on any matter of accounting principles and practices, financial statement disclosure, or auditing scope or procedure.

     D&T is authorized to respond fully to the inquiries of the successor accountant.

ITEM 4.2
     The Company's Board of Directors has engaged the firm of BDO Seidman, LLP as its independent public accountants effective October 25, 1996. The
Company has not discussed any accounting or audit issues with BDO Seidman, LLP during the past two years.

****

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MONTEREY PASTA COMPANY
                                      (Registrant)

Date:  October 25, 1996               By: /s/ Stephen J. Kennedy
                                         ----------------------------------
                                         Stephen J. Kennedy
                                         Vice President and
                                         Chief Financial Officer